UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 10, 2018
______________
Lakeland Financial Corporation
(Exact name of Registrant as specified in its charter)
______________

Indiana	0-11487	35-1559596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
Of incorporation)		Identification No.)

202 East Center Street, P.O. Box 1387, Warsaw, Indiana 46581-1387
 (Address of principal executive offices) (Zip Code)
(574) 267-6144
 (Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b)
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.07 Submission of Matters to a Vote of Security Holders

On April 10, 2018, the Company's annual meeting of stockholders was held. At the meeting, the stockholders elected Blake W. Augsburger, Robert E. Bartels, Jr., Daniel F. Evans, Jr., David M. Findlay, Thomas A. Hiatt, Michael L. Kubacki, Emily E. Pichon, Steven D. Ross, Brian J. Smith, Bradley J. Toothaker, Ronald D. Truex and M. Scott Welch, each with terms expiring in 2019. Additionally, the Company's stockholders ratified the advisory vote on executive compensation and ratified the selection of Crowe Horwath LLP as the Company's independent registered public accounting firm for the year ended December 31, 2018.

The final results of voting on each of the matters submitted to a vote of security holders during the annual meeting are as follows:

Election of Directors:
Broker
For	Against	Abstain	Non-votes
Blake W. Augsburger
Robert E. Bartels, Jr.
Daniel F. Evans, Jr.
David M. Findlay
Thomas A. Hiatt
Michael L. Kubacki
Emily E. Pichon
Steven D. Ross
Brian J. Smith
Bradley J. Toothaker
Ronald D. Truex
M. Scott Welch
18,426,019 18,130,710 17,959,825 18,520,546 18,000,538 18,265,603 18,642,314 18,262,616 18,822,857 17,288,369 18,575,745 18,173,543	532,770 828,695 979,655 435,275 955,690 691,623 313,616 685,158 131,772 1,666,417 383,376 780,722	40,195 39,579 59,504 43,163 42,756 41,758 43,054 51,210 44,355 44,198 39,863 44,719	3,196,752 3,196,752 3,196,752 3,196,752 3,196,752 3,196,752 3,196,752 3,196,752 3,196,752 3,196,752 3,196,752 3,196,752

Approval of Advisory Proposal on Executive Compensation:

For	Against	Abstain	Broker Non-votes
18,285,393	448,091	265,500	3,196,752

Ratification of Crowe Horwath LLP as Independent Registered Public Accounting Firm

For	Against	Abstain	Broker Non-votes
21,861,142	251,378	83,216

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
LAKELAND FINANCIAL CORPORATION

Dated:  April 11, 2018 By: /s/Lisa M. O'Neill
                             Lisa M. O'Neill
                             Executive Vice President and
                             Chief Financial Officer